Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (333-253525) on Form N-2 of Fidus Investment Corporation of our report dated February 29, 2024, relating to the consolidated financial statements, including the senior securities table, of Fidus Investment Corporation, appearing in the Annual Report on Form 10-K of Fidus Investment Corporation for the year ended December 31, 2023.

/s/ RSM US LLP

Chicago, Illinois

February 29, 2024